Exhibit 99.1

Cipher Mining Provides Fourth Quarter and Full Year 2023 Business Update

Fourth Quarter GAAP Earnings of $10.6m and Non-GAAP Earnings of $27.8m

Full Year 2023 Revenues of $126.8m

Increased Hash Rate to 7.4 EH/s in First Quarter 2024 and on track to reach 9.3 EH/s by end of Third Quarter 2024, with potential to grow to 25 EH/s by the end of 2025

NEW YORK—March 5, 2024—Cipher Mining Inc. (NASDAQ: CIFR) ("Cipher" or the "Company") today announced results for its fourth quarter and full year ended December 31, 2023, with an update on its operations and deployment strategy.

"We are delighted to announce our fourth quarter 2023 results, which reflect our first full quarter in which all four of our data centers were operating at full capacity. We delivered a quarter with strong positive net income on both a GAAP and Non-GAAP basis. And while recent FASB accounting changes have been a tailwind for all the miners’ earnings, Cipher was net positive for the quarter even without those accounting changes,” said Tyler Page, CEO of Cipher. “These record results are driven by our best-in-class unit economics.”

“We are particularly excited about our expansion plans for 2024 and 2025. We expect to be at 9.3 EH/s by the end of Q3 2024 via the fully funded expansions at our Bear and Chief data centers and over 16 EH/s in the first half of 2025 via the fully funded phase one build of our Black Pearl data center. We have the potential to grow to 25 EH/s by the end of 2025 with the eventual completion of Black Pearl. We have already seen the results we can achieve with our operational leverage. With the strength of our balance sheet, our expansion plans and proven track record on execution, we expect to be a clear winner through the halving and into the next cycle.”

Finance and Operations Highlights

•
Achieved record revenues and net profits on both a GAAP and Non-GAAP basis in the first quarter of operations since inception with fully deployed data centers
•
30 MW expansion at each of Bear and Chief JV data centers, delivering 1.25 EH/s of self-mining capacity, on track for Q2 2024 deployment
•
Closed the acquisition of the 300 MW Black Pearl facility and commenced construction work at the site for expected partial energization in Q2 2025

Business Update Call and Webcast

Cipher will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the fourth quarter and full year results for 2023 and management’s outlook for operations and growth plans. The live webcast and a webcast replay of the conference call can be accessed from the investor relations section of Cipher’s website at https://investors.ciphermining.com. To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers. Cipher is dedicated to expanding and strengthening the Bitcoin network's critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations regarding our future results of operations and financial position, business strategy, timing and likelihood of success, potential expansion of and additional bitcoin mining data centers, expectations regarding the operations of mining centers, and management plans and objectives, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher's securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher's business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, and in Cipher's subsequent filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Josh Kane

Head of Investor Relations at Cipher Mining

josh.kane@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com

CIPHER MINING INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$86,105	$11,927
Accounts receivable	622	98
Receivables, related party	245	1,102
Prepaid expenses and other current assets	3,670	7,254
Bitcoin	32,978	6,283
Derivative asset	31,878	21,071
Total current assets	155,498	47,735
Property and equipment, net	243,815	191,188
Deposits on equipment	30,812	73,018
Intangible assets, net	8,109	596
Investment in equity investees	35,258	37,478
Derivative asset	61,713	45,631
Operating lease right-of-use asset	7,077	5,087
Security deposits	23,855	17,730
Total assets	$566,137	$418,463
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,980	$14,286
Accounts payable, related party	1,554	3,083
Accrued expenses and other current liabilities	22,439	19,353
Finance lease liability, current portion	3,404	2,567
Operating lease liability, current portion	1,166	1,030
Warrant liability	250	7
Total current liabilities	33,793	40,326
Asset retirement obligation	18,394	16,682
Finance lease liability	11,128	12,229
Operating lease liability	6,280	4,494
Deferred tax liability	5,206	1,840
Total liabilities	74,801	75,571
Commitments and contingencies (Note 14)
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of December 31, 2023 and December 31, 2022	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 296,276,536 and 251,095,305 shares issued as of December 31, 2023 and December 31, 2022, respectively, and 290,957,862 and 247,551,958 shares outstanding as of December 31, 2023, and December 31, 2022, respectively	296	251
Additional paid-in capital	627,822	453,854
Accumulated deficit	(136,777)	(111,209)
Treasury stock, at par, 5,318,674 and 3,543,347 shares at December 31, 2023 and December 31, 2022, respectively	(5)	(4)
Total stockholders’ equity	491,336	342,892
Total liabilities and stockholders’ equity	$566,137	$418,463

CIPHER MINING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share amounts)

	Years ended December 31,
	2023	2022
Revenue - bitcoin mining	$126,842	$3,037
Costs and operating expenses (income)
Cost of revenue	50,309	748
General and administrative	85,195	70,836
Depreciation and amortization	59,093	4,378
Change in fair value of derivative asset	(26,836)	(73,479)
Power sales	(9,941)	(458)
Equity in losses of equity investees	2,530	36,972
Gains on fair value of bitcoin	(11,038)	(6)
Impairment of bitcoin	-	1,467
Other gains	(2,355)	-
Total costs and operating expenses (income)	146,957	40,458
Operating loss	(20,115)	(37,421)
Other income (expense)
Interest income	164	215
Interest expense	(1,999)	(137)
Change in fair value of warrant liability	(243)	130
Other expense	(17)	-
Total other (expense) income	(2,095)	208
Loss before taxes	(22,210)	(37,213)
Current income tax expense	(201)	-
Deferred income tax expense	(3,366)	(1,840)
Total income tax expense	(3,567)	(1,840)
Net loss	$(25,777)	$(39,053)
Net loss per share - basic and diluted	$(0.10)	$(0.16)
Weighted average shares outstanding - basic and diluted	252,439,461	248,227,458

CIPHER MINING INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(25,777)	$(39,053)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	58,972	4,378
Amortization of intangible assets	121	-
Amortization of operating right-of-use asset	822	772
Share-based compensation	38,470	41,504
Equity in losses of equity investees	2,530	36,972
Impairment of bitcoin	-	1,467
Non-cash lease expense	1,940	137
Deferred income taxes	3,366	1,840
Bitcoin received as payment for services	(126,319)	(2,939)
Change in fair value of derivative asset	(26,836)	(73,479)
Change in fair value of warrant liability	243	(130)
Gains on fair value of bitcoin	(11,038)	(6)
Changes in assets and liabilities:
Accounts receivable	(524)	(98)
Receivables, related party	(1,203)	(1,102)
Prepaid expenses and other current assets	3,531	6,433
Security deposits	(6,125)	(7,378)
Accounts payable	(9,306)	892
Accounts payable, related party	(1,529)	1,530
Accrued expenses and other current liabilities	5,311	748
Lease liabilities	(890)	(203)
Proceeds from power sales	-	1,721
Proceeds from reduction of scheduled power	-	5,056
Proceeds from sale of Bitcoin	-	23
Net cash used in operating activities	(94,241)	(20,915)
Cash flows from investing activities
Proceeds from sale of bitcoin	111,188	-
Deposits on equipment	(33,906)	(188,103)
Purchases of property and equipment	(20,480)	(39,219)
Purchases and development of software	(634)	(596)
Capital distributions from equity investees	3,808	54,009
Investment in equity investees	(3,545)	-
Prepayments on financing lease	(3,676)	-
Net cash provided by (used in) investing activities	52,755	(173,909)
Cash flows from financing activities
Proceeds from the issuance of common stock	135,848	-
Offering costs paid for the issuance of common stock	(3,404)	-
Repurchase of common shares to pay employee withholding taxes	(3,902)	(3,090)
Principal payments on financing lease	(12,878)	-
Net cash provided by (used in) financing activities	115,664	(3,090)
Net increase (decrease) in cash and cash equivalents	74,178	(197,914)
Cash and cash equivalents, beginning of the period	11,927	209,841
Cash and cash equivalents, end of the period	$86,105	$11,927

CIPHER MINING INC.

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

(in thousands)

	Years ended December 31,
	2023	2022
Supplemental disclosure of noncash investing and financing activities
Reclassification of deposits on equipment to property and equipment	$74,186	$105,904
Right-of-use asset obtained in exchange for finance lease liability	$14,212	$14,998
Issuance of common stock in exchange for intangible assets	$7,000	$-
Right-of-use asset obtained in exchange for operating lease liability	$2,812	$-
Reclassification of receivables, related party to investment in equity investees	$2,060	$-
Equity method investment acquired for non-cash consideration	$1,926	$127,796
Sales tax accrual on machine purchases	$1,209	$-
Bitcoin received from equity investees	$317	$4,828
Common stock cancelled	$-	$10,000
Property and equipment purchases in accounts payable, accounts payable, related party and accrued expenses	$-	$13,994
Right-of-use asset obtained in exchange for operating lease liability	$-	$5,859
Investment in equity investees in accrued expenses	$-	$5,316
Deposits on equipment in accounts payable, accounts payable, related party and accrued expenses	$-	$13,403
Initial estimate of asset retirement obligation and related capitalized costs	$-	$16,509
Reclassification of deferred investment costs to investment in equity investees	$-	$174
Finance lease cost in accrued expenses	$-	$339
Prepaid rent reclassified to operating lease liability	$-	$132

Non-GAAP Financial Measures

The following are reconciliations of our Adjusted Earnings, in each case excluding the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses and (vi) the non-cash change in fair value of warrant liability, to the most directly comparable GAAP measures for the periods indicated (in thousands):

	Years ended December 31,
	2023	2022
Reconciliation of Adjusted Earnings:
Net loss	$(25,777)	$(39,053)
Change in fair value of derivative asset	(26,836)	(73,479)
Share-based compensation expense	38,470	41,504
Depreciation and amortization	59,093	4,378
Deferred income tax expense	3,366	1,840
Other gains - nonrecurring	(2,355)	-
Change in fair value of warrant liability	243	(130)
Adjusted earnings	46,204	(64,940)